Exhibit 10.4
2010 AMENDMENT TO
2009 PERFORMANCE UNITS AGREEMENT
     This 2010 Amendment (the “Amendment”) is entered into effective March 17, 2010, and further amends the Performance Units Agreement dated January 5, 2009 (the “Grant Agreement”) between Peabody Energy Corporation (the “Company”) and Gregory H. Boyce (the “Grantee”).
RECITALS
     WHEREAS, the Board of Directors of the Company deems it appropriate and in the best interests of the Company and the Grantee to further amend the Grant Agreement as described herein, effective on the date set forth above;
     NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, the parties hereby agree as follows:
     1. Section 1.7 of the Grant Agreement is revised to read in its entirety as follows:
     Section 1.7 — “Determination Date” shall mean the earlier to occur of (i) December 31, 2011 and (ii) a Change of Control.
     2. Section 3.2 of the Grant Agreement, which sets forth vesting and termination conditions for the award, is revised so paragraph (a) reads in its entirety as follows:
     (a) upon a Termination of Employment on account of the Grantee’s death or Disability, all of the Performance Units shall become immediately vested and the Grantee shall become entitled to the Incentive Amount calculated and payable pursuant to Article IV hereof with respect to such vested Performance Units;
     3. Section 4.2(b) of the Grant Agreement is revised to read in its entirety as follows:
     (b) Specified Employee. If a distribution to the Grantee is triggered by a Termination of Employment other than due to death and the Grantee is a “specified employee” (as such term is defined in Section 409A, but generally meaning one of the Company’s key employees within the meaning of Code Section 416(i)), the Incentive Amount shall be paid to the Grantee six (6) months after the distribution date that otherwise would apply.
     4. In all other respects, the Grant Agreement shall remain unchanged and in full force and effect.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto on the date first set forth above.

PEABODY ENERGY CORPORATION

By:	/s/ Sharon D. Fiehler

Name:	Sharon D. Fiehler Executive Vice President and Chief Administrative Officer

Its:

/s/ Gregory H. Boyce GREGORY H. BOYCE

2